As filed with the Securities and Exchange Commission on September 28, 2010
Registration No. 333-169132

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2834	87-0449967
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
(858) 222-8041

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Bassam B. Damaj, Ph.D.
President and Chief Executive Officer
6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
(858) 222-8041

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ryan Murr, Esq.	Kyle Guse, Esq.
Goodwin Procter LLP	McDermott Will & Emery LLP
Three Embarcadero Center, 24th Floor	275 Middlefield Road
San Francisco, California 94111-4003	Menlo Park, California 94025
(415) 733-6000 (phone)	(650) 815-7400 (phone)
(415) 677-9041 (facsimile)	(650) 815-7401 (facsimile)

Approximate date of commencement of proposed sale to public:  as soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (4)
Units Consisting of Common Stock and Warrants	$10,000,000	$713
Common Stock Underlying Units (3)	-	-
Warrants Underlying Units (3)	-	-
Common Stock Underlying Warrants	$4,200,000	$300
Total	$14,200,000	$1013

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 416(a) of the Securities Act, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) No fee required pursuant to Rule 457 under the Securities Act.

(4) Fee of $1,010 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Amendment No. 2 is to amend Item 13 and to file Exhibits 4.1, 4.6, 4.7, 5.1, 5.2 and 10.30 to this Registration Statement on Form S-1 (Registration No. 333-169132).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The expenses (other than placement agent fees) payable by us in connection with this offering are as follows:

Amount
Securities and Exchange Commission registration fee	$1,537
Financial Industry Regulatory Authority, Inc. fee	$1,917
Accountants’ fees and expenses	$25,000
Legal fees and expenses	$150,000
Transfer Agent’s fees and expenses	$5,200
Printing and engraving expenses	$25,000
Miscellaneous	$41,346
Total Expenses	$250,000

All expenses are estimated except for the Securities and Exchange Commission fee and the Financial Industry Regulatory Authority, Inc. fee.

Item 14.  Indemnification of Directors and Officers.

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our Second Amended and Restated By-Laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time. Our Second Amended and Restated By-Laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

Pursuant to Article X of our Amended and Restated Articles of Incorporation, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. This Article X also says that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. Pursuant to Section 8.1 of our Amended and Restated By-Laws, no officer or director shall be personally liable for any obligations arising out of any of his or her acts or conduct performed for or on our behalf. Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Article XI of our Amended and Restated Articles of Incorporation also provides that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

Section 8.1 of our Second Amended and Restated By-Laws requires us to indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director or officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully indemnified in taking any action or making any payment or in refusing to do so in reasonable reliance upon the advice of counsel.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We also maintain directors and officers liability insurance with Carolina Casualty Insurance Company and RSUI Indemnity Company with total liability limits of $10,000,000 per occurrence and in the aggregate. With some exceptions (fraud and Section 16(b) violations, for example) this coverage extends to most securities law claims.

Item 15.  Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have sold and issued the following unregistered securities:

On October 26, 2007, we issued an 8% senior secured promissory note in the principal amount of $3,000,000 and a warrant to purchase 30,000 shares of our common stock at an exercise price of $22.80 to an investor.  The warrant was initially exercisable for 23,333 shares and the remaining 6,667 shares were to vest if the note had remained outstanding on October 26, 2008.  As of June 30, 2008, the warrant for the remaining 6,667 shares was cancelled.  The note and warrant were issued in reliance upon an exemption from registration as provided by Rule 506 of Regulation D.

On May 12, 2008, we entered into a binding commitment for a $3,000,000 equity line with an investor, pursuant to which we could draw down on the equity line and repay such funds in the form of shares of our common stock at the investor’s option, which share repayment shall equal the amount of the drawdown divided by $15.15.  In addition, we issued a warrant to purchase 16,667 shares of our common stock at an exercise price of $15.15 to the investor.  No draw downs were made on the equity line and the equity line has since been withdrawn.

On June 30, 2008, we issued 7% convertible promissory notes to two investors for an aggregate principal amount of $5,750,000.  The notes may be repaid in shares of our common stock, subject to certain exceptions, at the lesser of $1.20 less than, or a price of 95% of, a five-day weighted average of the market price of our common stock prior to the time of payment.  In addition, the notes are convertible into shares of our common stock, with $4,750,000 convertible at $30.00 per share on or before the due date and $1,000,000 convertible at $26.25 per share on or before December 31, 2008.  On May 27, 2009, we issued 43,960 shares of common stock at a price of $3.45 per share to the note holders in repayment of $150,000 principal amount plus interest.  On June 11, 2009, we issued 32,710 shares of common stock at a price of $3.45 per share to the note holders in repayment of $150,000 principal amount plus interest.  On July 23, 2009, we issued 125,559 shares of common stock a price of $2.40 per share to the note holders in repayment of $300,000 principal amount plus interest.  On July 29, 2009, we issued 44,695 shares of common stock at a price of $2.25 per share to the note holders in repayment of $100,000 principal amount plus interest.  On September 16, 2009, we issued 157,915 shares of common stock at a price of $2.25 share to the note holders in repayment of $350,000 principal amount plus interest.  On October 14, 2009, we issued 146,230 shares of common stock at a price of $2.40 per share to the note holders in repayment of $350,000 principal amount plus interest.  On October 15, 2009, we issued 111,435 shares of common stock at a price of $2.25 per share to the note holders in repayment of $250,000 principal amount plus interest.  On November 10, 2009, we issued additional notes (the “November Notes”) to the existing investors for an aggregate principal amount of $750,000 and also amended the existing notes such that the conversion price of $750,000 in principal amount of the notes changed from $30.00 per share to $2.10 per share.  On November 24, December 7, 9 and 14, 2009, we issued 361,319 shares of common stock to the note holders in repayment of $500,000, $125,000, $35,000 and $90,000, respectively, for a total of $750,000 in principal amount plus interest pursuant to the November 10, 2009 amendment to the existing notes.  On January 26, 2010, we issued 53,333 shares of common stock at a price of $7.50 per share to the note holders in repayment of $397,988 principal amount plus interest.  The remaining balances outstanding on the existing notes and the November Notes were repaid in full on March 15, 2010.

On December 14, 2009, we entered into the merger agreement with Bio-Quant, Inc. Pursuant to the agreement, at the effective time of the merger, each outstanding share of common stock of Bio-Quant was cancelled and converted into the right to receive 913.96 shares of our common stock as well as a promissory note in the original principal amount of $2,771.37.  In connection with the closing of the merger, we issued an aggregate of 4,000,000 shares of common stock and promissory notes in the aggregate original principal amount of $12,129,010 to the shareholders of Bio-Quant.  A portion of such shares of common stock were placed in escrow to satisfy potential indemnification claims arising under the merger agreement.  The principal and accrued interest on the notes may be payable in shares of our common stock valued at the fixed price of $2.52 per share.  On January 11, 2010, we issued 140,500 shares of common stock to the note holders in repayment of $261,016 principal amount plus interest.  On March 17, 2010, we issued 862,710 shares of common stock to the note holders in repayment of $1,969,185 principal amount plus interest.  On June 21, 2010, the promissory notes were repaid in full with the issuance of 3,639,410 shares of our common stock to repay the remaining outstanding principal amount of $10,159,825 plus interest. With respect to shareholders of Bio-Quant who were not “U.S. persons,” as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the shares and the notes were issued in an offshore transaction exempt from registration under Regulation S.

Commencing January 22, 2010, we entered into subscription agreements for unsecured promissory notes in an aggregate principal amount of approximately $2,300,000 with certain investors. The notes may be repaid in shares of our common stock.  The weighted average conversion price of the notes was $5.55 per share, with the conversion prices ranging from $5.40 per share to $6.00 per share.  On March 17, 2010, the notes were repaid in full with the issuance of 415,504 shares of our common stock.

On March 15, 2010, we issued 7% convertible promissory notes to three investors for an aggregate principal amount of $4,000,000.  The notes are convertible into shares of our common stock at $8.70 per share, which may be subject to adjustment, on or before the maturity date of December 31, 2012 at the holders’ option.  The notes have a coupon rate of 7% per annum, which is payable in shares of common stock if our net cash balance is less than $3 million at the time of payment.  If interest is paid in shares, then the price of the stock issued will be the lesser of $1.20 below, or 95% of, the five-day weighted average of the market price of our common stock prior to the time of payment.  On June 3, 2010, the conversion price of the notes was adjusted to $8.58 per share.  The notes were issued in reliance upon an exemption from registration as provided by Rule 506 of Regulation D.

No underwriters were used in the foregoing transactions.  Unless otherwise stated, the sales of securities described above were deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.  All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time.  Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on this 28th day of September, 2010.

APRICUS BIOSCIENCES, INC.

By:	/s/ Bassam Damaj
	Name:	Bassam B. Damaj
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
		President, Chief Executive Officer and	September 28, 2010
	/s/ Bassam Damaj	Director (Principal Executive Officer)
Bassam B. Damaj, Ph.D.

		Chief Financial Officer (Principal Financial	September 28, 2010
	/s/ Mark Westgate	Officer and Principal Accounting Officer)
Mark Westgate

September 28, 2010
	*	Director
Roberto Crea

September 28, 2010
	*	Executive Vice President and Director
Henry J. Esber

September 28, 2010
	*	Director
Deirdre Y. Gillespie

		Executive Vice President, Chairman and	September 28, 2010
	*	Director
Vivian H. Liu

September 28, 2010
	*	Director
Leonard A. Oppenheim

September 28, 2010
	*	Director
Russell Ray

* By:	/s/ Mark Westgate
Mark Westgate
(Attorney-in-fact)

EXHIBIT LIST

EXHIBITS NO.	DESCRIPTION
2.1
Agreement and Plan of Merger by and among the Company, BQ Acquisition Corp., Bio-Quant, Inc., and certain other parties listed therein, dated as of November 20, 2009 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2009).

3.1
Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2
Certificate of Amendment to Articles of Incorporation of the Company, dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3
Certificate of Amendment to the Company’s Articles of Incorporation, dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4
Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5
Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6
Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K with the Securities Exchange Commission on June 17, 2010).

3.7	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.8	Third Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

4.1	Form of Common Stock Certificate.

4.2
Form of Warrant, dated November 30, 2006 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2006).

4.3
Form of Warrant, dated December 20, 2006 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006).

4.4
Form of Warrant, dated October 26, 2007 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2007).

4.5	Form of Warrant (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 29, 2008).

4.6	Form of Warrant.

4.7	Form of Warrant Certificate.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2	Opinion of Goodwin Procter LLP.

10.1*
Amended and Restated NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2001).

10.2*
The NexMed, Inc. Recognition and Retention Stock Incentive Plan (incorporated herein by reference to Exhibit 99.1 filed with the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2004).

10.3
License Agreement dated March 22, 1999 between NexMed International Limited and Vergemont International Limited (incorporated herein by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 16, 2000).

10.4*
Employment Agreement dated February 26, 2002 by and between the Company and Dr. Y. Joseph Mo (incorporated herein by reference to Exhibit 10.7 of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2002).

10.5*
Amendment to Employment Agreement, dated September 26, 2003, by and between Dr. Y. Joseph Mo and the Company (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003).

10.6*
Stock Option Grant Agreement between the Company and Leonard A. Oppenheim dated November 1, 2004 (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2004).

10.7*
Form of Stock Option Grant Agreement between the Company and its Directors (incorporated herein by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005).

10.8+
License Agreement, dated September 13, 2005, by and among the Company, NexMed International Limited and Novartis International Pharmaceutical Ltd. (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2005).

10.9*
Employment Agreement, dated December 15, 2005, by and between the Company and Mark Westgate (incorporated herein by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

10.10*	NexMed, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Annex A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2006).

10.11
Securities Purchase Agreement, dated November 30, 2006, by and among the Company, NexMed (U.S.A.), Inc. and Metronome LPC 1, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2006).

10.12
Common Stock and Warrant Purchase Agreement, dated December 20, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006).

10.13
Amendment to License Agreement, effective as of February 13, 2007, by and among Novartis International Pharmaceutical Ltd., the Company and NexMed International Limited (incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 23, 2007).

10.14 +
License Agreement, dated November 1, 2007, by and between the Company and Warner Chilcott Company, Inc. (incorporated herein by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008).

10.15
Purchase Agreement, dated October 26, 2007, by and between the Company and Twin Rivers Associates, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2007).

10.16
Senior Secured Note dated October 26, 2007, between NexMed, Inc. and Twin Rivers Associates, LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report 8-K filed with the Securities and Exchange Commission on October 31, 2007).

10.17
Side Letter, dated June 26, 2008, to License Agreement by and among Novartis International Pharmaceutical Ltd., the Company and NexMed International Limited (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008).

10.18*
NexMed, Inc. Amendment to 2006 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2008).

10.19
Asset Purchase Agreement, dated February 3, 2009, between Warner Chilcott Company, Inc. and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009).

10.20
License Agreement, dated February 3, 2009, between Warner Chilcott Company, Inc. and the Company (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009).

10.21*
Amended and Restated Employment Agreement, dated December 14, 2009, by and between NexMed, Inc. and Vivian H. Liu (incorporated herein by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.22*
Employment Agreement, dated December 14, 2009, by and between NexMed, Inc. and Bassam Damaj, Ph.D. (incorporated herein by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.23
Purchase Agreement, dated March 15, 2010, by and between NexMed, Inc. and the Purchasers named therein (incorporated herein by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.24
Registration Rights Agreement, dated March 15, 2010 (incorporated herein by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.25
Form of 7% Convertible Note Due December 31, 2012 (incorporated herein by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.26
NexMed, Inc. Subscription Agreement and Instructions (incorporated herein by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.27	Form of Unsecured Promissory Note (incorporated herein by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

10.28
Sales Agreement, dated as of April 21, 2010, by and between the Company and Brinson Patrick Securities Corporation (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 21, 2010).

10.29
Engagement Letter by and between the Company and Dawson James Securities, Inc. dated as of August 16, 2010 (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 13, 2010).

10.30	Warrant Agent Agreement by and between the Company and Wells Fargo Bank, N.A., dated as of September 17, 2010.

10.31	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 13, 2010). .

21.1	Subsidiaries (incorporated herein by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

23.1	Consent of Amper, Politziner & Mattia, LLP, independent registered public accounting firm (previously filed).

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2).

24.1	Power of Attorney (previously filed).

*	Management compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 15(c) of Form 10-K.
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Portions of this exhibit have been omitted pursuant to a request for confidential treatment with the Securities and Exchange Commission. Such portions have been filed separately with the Securities and Exchange Commission.